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EXHIBIT 11
Computation of Per Share Earnings



                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS


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                                                                   FOR PERIOD ENDED
                                                                  SEPTEMBER 30, 2001

     Net loss available to common ................................   $ (1,311,000)

     Average shares outstanding ..................................     12,343,000

Basic net loss per-share .........................................   $      (0.11)
                                                                     ============


     Average shares outstanding ..................................     12,343,000
     Stock options incremental shares ............................           --
                                                                     ------------

     Average shares outstanding, diluted .........................     12,343,000

Diluted net loss per-share .......................................   $      (0.11)
                                                                     ============


Diluted net loss per-share assuming conversion of preferred stock:
     Net loss available to common ................................     (1,311,000)
     Preferred stock dividends for the period ....................        208,000
                                                                     ------------

     Net loss before preferred stock dividends ...................   $ (1,103,000)
                                                                     ============

     Average shares outstanding ..................................     12,343,000
     Assumed conversion of preferred stock .......................        260,000
     Stock options incremental shares ............................           --
                                                                     ------------

     Total .......................................................     12,603,000

     Per-share amount (anti-dilutive) ............................   $      (0.09)
                                                                     ============
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